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[LOGO]

      REQUEST BY A NON-RESIDENT OF CANADA FOR A CERTIFICATE OF COMPLIANCE
            RELATED TO THE DISPOSITION OF TAXABLE CANADIAN PROPERTY

Tick (X) the box that applies to you    |XX| Proposed disposition     |_| Completed disposition

Vendor (non-resident)
Last name (print)        First name and initial (print)                 Date of Birth                Date of departure from Canada
                                                                   Year     Month      Day              Year     Month      Day

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Present address                                                   Social insurance number or temporary tax number

                                                                 -------------------------------------------------------------------
                                                                  Business Number (BN)

                                                                 -------------------------------------------------------------------
Representative - name and address (see note below)               Telephone and fax number

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Note: By completing this information, you authorize the person named to act as your representative in matters concerning this request.

Purchaser
Last name                First name and initial                    Telephone
INTERCORP EXCELLE INC.                                             416-744-2124
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Present address
1880 ORMONT DR., TORONTO, ON, M9L 2V4
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Representative's name and address                                  Telephone and fax number
DAVID MUHA, WILDEBOER RAND THOMSON et al                           416-361-1790 (f)
Suite 810, 1 FIRST CANADIAN PLACE, TORONTO, ON M5X 1A9             416-361-2933 (tel)
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

1. If you previously filed Form T2062 or Form T2062A in this calendar year, state the name of the tax      |_| Yes     |X| No
   services office where you filed it, and give the name and address of the purchaser(s).___________________________________________

2. Is the disposition subject to an election under section 85 (transfer of property to a corporation)?     |_| Yes     |X| No

3. Do you hold or plan on holding a mortgage as a result of the disposition?                               |_| Yes     |X| No

4. Have you received income, including rents, royalties, or lease payments, from the property?             |_| Yes     |X| No

   If yes, complete the following:

   |_| Non resident tax was withheld:
       Give the name and address of person who withheld the tax. ___________________________________________________________________

   |_| Non resident tax was not withheld:                                                                  (attach income statements
       State the period when income was received from the property. _________________ to _________________  that show the amount of
                                                                    (year, month, day)   (year, month, day) gross income)

   If no, state the use of the property during the period of ownership._____________________________________________________________

5. If you have outstanding balances for taxes, including income or excise taxes, custom duties, or the goods & services tax/
   harmonized sales tax (GST/HST), give the identification or account number(s) for the outstanding balances._______________________

6. State the last tax year for which you filed a Canadian income tax return, if applicable: __________

7. Is the disposition of property to a person with whom you are not dealing at arm's length, or is it a
   gift inter-vivos?                                                                                       |_| Yes     |X| No
   If yes, and the disposition is at less than fair market value, enter the fair market value at the time of disposition in column (1) below.

Details of property (refer to instructions on page 1 for more information)

         Date or                          Vendor's
proposed date of disposition         acquisition date                    Description of property
Year         Month   Day         Year         Month   Day

         (1)                        (2)                          (3)                     (4)                     (5)
Proceeds of disposition      Adjusted cost base            Gain or (loss).            Exemptions         Net gain or (loss).
                                                      Column (1) less column (3)                      Column (3) less column (4)
$                            $                        $                               $               $
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                                                              Payment of tax. Enter 25% of net gain.  $
                                                                                                      ------------------------------

Certification

I, _______________________, certify that the information given on this form is, to the best of my knowledge, correct and complete.
          Name


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          Date                              (Authorized person's signature)                       (Person or officer)

                      Appendix A - Declaration of Residency

TO: Canada Customs and Revenue Agency

AND TO:  Intercorp Excelle Inc.


         The undersigned, a tendering holder of Common Shares, hereby represents to Intercorp Excelle Inc. and to the Canada Customs and Revenue Agency that the undersigned is liable to tax in the United States and is not, and has not been at any time in the past ten (10) years, a resident of Canada for the purposes of the Income Tax Act (Canada).



SIGNED before me at the           of               )
in                                                 )
the                                     , this     )
day of                   , 2001.                   )
                                                   )
                                                   )  --------------------------
                                                   )  Name:

------------------------------------
Witness                                               Address:




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           Appendix B - Adjusted Cost Base and Proceeds of Disposition


The broker who is the registered shareholder of my common shares is (if you do not hold your shares through a broker, leave this section blank):

Name:
      -----------------------------


Address:
        ---------------------------


-----------------------------------


-----------------------------------


---------------------------------------- ------------------------ ---------------------------------------------------
Date of Acquisition                         Number of Common                 Total Acquisition Cost ($US)
                                             Shares Acquired         (including reasonable costs of acquisition,
                                                                       including brokers' commissions and fees)
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
---------------------------------------- ------------------------ ---------------------------------------------------

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Total Number of Common
Shares Acquired:                        __________

Total Acquisition Cost:                                                                 $__________



   Total Proceeds of Disposition is equal to the Total Number of Common Shares
                        Acquired multiplied by US $1.15.

                     INSTRUCTIONS FOR COMPLETING FORM T2062
      "Request by a Non-resident of Canada for a Certificate of Compliance
            Related to the Disposition of Taxable Canadian Property"

As described in the Offer to Purchase under the heading "Shareholders not Resident in Canada", each non-resident of Canada disposing of Common Shares must notify the Canada Customs and Revenue Agency (the "CCRA"), in a prescribed form, of the particulars of the disposition. The form prescribed by the CCRA is the attached Form T2062 "Request by a Non-resident of Canada for a Certificate of Compliance Related to the Disposition of Taxable Canadian Property".

The information that is available to the Company has been entered on the Form T2062 on your behalf. Instructions for completing the remainder of Form T2062 are set out below.

The CCRA will issue a clearance certificate in respect of your disposition of Common Shares provided that you have complied with the requirements imposed by the Income Tax Act (Canada). As set out in the Offer to Purchase, please be advised that the Company will withhold and remit to the Receiver General for Canada 25% of the proceeds payable to you on the disposition, unless it receives a clearance certificate from the CCRA within 30 days after the end of the month in which the Closing Date occurs.

Please complete and sign the enclosed form as soon as possible, and send it to:

         Canada Customs & Revenue Agency
         Toronto North Tax Services Office
         Section 116 Clearance Certificate Applications -
           International Audit Division
         5001 Yonge Street
         North York, ON
         M2N 6R9
         Attention:  Ms. Ray Filatovs

Instructions for Completion

1. Enter your name, address, date of birth and date of departure from Canada (if you were a former resident of Canada) on the Form T2062. If the CCRA has previously issued you a "Temporary Tax Number" or "Non-resident Corporation Business Number" (you will have been issued such a number if you have previously filed a Canadian tax return) please enter this number at the top of the Form T2062, where indicated.

2. Answer Part #1 on the Form T2062 by indicating whether you previously submitted a Form T2062 or T2062A to the CCRA in 2001. If you have previously submitted a Form T2062 or T2062A, provide the requested details.

3.       You need not answer Parts #2, #3, or #4 of the Form T2062.

4. Answer Part #5 on the Form T2062 by indicating whether you have any outstanding balances for Canadian taxes. If you have any outstanding tax balances, provide the requested details.

5. Answer Part #6 on the Form T2062 by indicating when you last filed a Canadian income tax return, if applicable.

6. If you are a resident of the United States for tax purposes, and each of the statements contained in the attached form entitled "Appendix A, Declaration of Residency" are accurate in your particular case, sign the Declaration where indicated. Please note that you must sign the Declaration before a witness, who must also sign to verify your signature. If you are not a US resident for tax purposes, or if all of the statements in the Declaration are not accurate in your particular case, please consult your personal tax advisor for further instructions.

7. Complete the attached form entitled "Appendix B, Adjusted Cost Base and Proceeds of Disposition". You must provide the date of acquisition and the acquisition cost (US$) in respect of each Common Share to be disposed of pursuant to the offer to purchase - if you need more room, please attach a separate sheet. You must also include, at the top of Appendix B, the name of the broker who is the registered holder of your shares.

8.       Sign and date the bottom of the Form T2062, where indicated.

If you have followed the instructions set out above, you need not complete Part #7 of the Form T2062, and you need not provide the CCRA with copies of any documents other than those discussed in these Instructions.

If any of the information on the enclosed Form T2062 is not correct, or if you require further assistance in completing the Form T2062, please contact your personal tax advisors for further instructions.